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                                                                       EXHIBIT 5

                        [Enron & Gas Company Letterhead]


                                 August 10, 1999



Enron Oil & Gas Company
1400 Smith Street
Houston, Texas 77002

Gentlemen:

         As Senior Vice President and General Counsel of Enron Oil & Gas Company, a Delaware corporation (the "Company"), I am familiar with the Registration Statement on Form S-3 (the "Registration Statement") currently being filed with the Securities and Exchange Commission pursuant to Rule 462(b) of the General Rules and Regulations under the Securities Act of 1933, as amended, relating to the registration by the Company of an additional 4,450,000 shares of common stock, par value $.01 per share, of the Company (the "Common Stock"), for sale by Enron Corp., an Oregon corporation (the "Selling Stockholder"), in the Company's offering of Common Stock pursuant to a previously filed Registration Statement on Form S-3 (Registration No. 333-83533), and the proposed offering by Enron Corp. of up to 20,000,000 shares of Common Stock (11,500,000 shares of which are deliverable only upon exchange at maturity of exchangeable notes of Enron Corp., which exchangeable notes are being separately registered pursuant to a registration statement on Form S-3 filed by Enron Corp.). In connection therewith, I have examined, among other things, a copy of the Restated Certificate of Incorporation and Bylaws of the Company as amended to the date hereof, the corporate proceedings taken to date with respect to the authorization, issuance and sale of the Common Stock, and I have performed such other investigations as I have considered appropriate as the basis for the opinions expressed herein. Capitalized terms used but not defined herein are used as defined in the Registration Statement.

         Based on the foregoing, I am of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

         2. The shares of Common Stock of the Company to be sold by the Selling Stockholder pursuant to the Registration Statement are, and upon sale will be, validly issued, fully paid and nonassessable.

         I am a member of the bar of the State of Texas. The opinions set forth above are limited in all respects to the laws of the State of Texas, the General Corporation Law of the State of Delaware and federal law.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, I do not admit that I am an expert with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder.

                                                 Very truly yours,

                                                 /s/ BARRY HUNSAKER, JR.

                                                 Barry Hunsaker, Jr.